Exhibit 3(iv)

AMENDMENT NO. 2 TO PRINCIPAL UNDERWRITER’S AND SELLING AGREEMENT

This Amendment No. 2 amends the Principal Underwriter’s and Selling Agreement dated January 1, 2001, among MetLife Investors Insurance Company (“Insurance Company”) on behalf of MetLife Investors Variable Annuity Account One (the “Variable account”), MetLife Investors Group, Inc. (“MLIG”) and MetLife Investors Distribution Company (“Principal Underwriter”) as follows:

Section III of the Agreement is amended to read:

MLIG and PRINCIPAL UNDERWRITER shall be compensated for their distribution services in such amount as to meet all of their respective obligations to selling broker-dealers and insurance agencies with respect to all Purchase Payments accepted by INSURANCE COMPANY on the Contracts covered hereby. In addition, MLIG and PRINCIPAL UNDERWRITER shall receive the compensation set forth in the attached Exhibit A. Amounts due hereunder shall be billed monthly to Insurance Company, and Insurance Company agrees to pay such amounts promptly.

Effective as of the 2nd day of December 2002.

INSURANCE COMPANY

METLIFE INVESTORS INSURANCE COMPANY

	By:	/s/ Richard C. Pearson
Richard C. Pearson
Executive Vice President
ATTEST:

/s/ Jonnie Crawford
PRINCIPAL UNDERWRITER

METLIFE INVESTORS DISTRIBUTION COMPANY

	By:	/s/ Richard C. Pearson
Richard C. Pearson
President
ATTEST:

/s/ Jonnie Crawford
MLIG

METLIFE INVESTORS GROUP, INC

	By:	/s/ Richard C. Pearson
Richard C. Pearson
Executive Vice President
ATTEST:

/s/ Jonnie Crawford